EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT is made as of this 23rd day of August, 2006, between Spherix Incorporated, a Delaware corporation (“Company”), and ________________ (the “Director”).

WHEREAS, the continued participation of the Director as a member of the Company’s Board of Directors (the “Board”) is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, in order to give the Director an incentive to continue to participate in the affairs of the Company, and as a component of the Director’s compensation package for serving as a member of the Board, the Board has determined that the Director shall be granted shares of the Company’s $0.005 par value Common Stock, subject to the restrictions stated below, in accordance with the terms and conditions of the 1997 Amended And Restated Stock Option Plan (the “Plan”).

THEREFORE, the parties agree as follows:

1.             Grant of Stock.

Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Director 7,752 shares of the Company’s Common Stock (the “Stock”).

2.             Restrictions.

The Stock may not be sold, pledged or otherwise transferred until the date which is one (1) year after the Director ceases to serve as a member of the Board.  The period of time between the date hereof and the date the Stock becomes transferable is referred to herein as the “Restriction Period.”

3.             Legend and Stock Transfer Instructions.

(a)                                  Any certificates representing the Stock shall have endorsed thereon the following legend:

“The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation.”

(b)                                 Any Stock held in book entry account shall be held subject to restrictive instructions consistent with Section 2 above.

4.             Escrow.

Any certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction.  The Stock may also be held in a restricted book entry account in the name of the Director.  Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by the Escrow Agent.

5.             Stockholder Rights.

During the Restriction Period, the Director shall have all the rights of a stockholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 2.  Accordingly, the Director shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

6.             Taxes.

The Director shall be liable for any and all taxes arising out of this grant of Stock.  The Director acknowledges and agrees that the ultimate liability for all tax-related items legally due by him is and remains the Director’s responsibility and that the Company (i) make no representations nor undertakings regarding the treatment of any tax-related items in connection with any aspect of this grant of Stock; and (ii) does not commit to structure the terms or any aspect of this grant of Stock to reduce or eliminate the Director’s liability for tax-related items.

7.             Plan Information.

The Director agrees to receive copies of the Plan, the Plan prospectus and other Plan information from the Company’s web site, including copies of any annual report, proxy and Form 10-K.  The Director acknowledges that copies of the Plan, Company’s Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company’s Secretary.

8.             Miscellaneous.

(a)                                  The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock shall have been so transferred.

(b)                                 The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)                                  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Director at his address then on file with the Company.

(d)                                 The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Director with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Director.  This Agreement is governed by the laws of the State of Delaware.

(e)                                  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SPHERIX INCORPORATED

By:
Richard C. Levin,
President and Chief Executive Officer

DIRECTOR

[Name of Director]

Corporate Seal

By:
Katherine M. Brailer
Corporate Secretary